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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                    POST-EFFECTIVE AMENDMENT NUMBER ONE TO
                                    FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                                  COMCAM, INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


            DELAWARE                                   98-0208402
  -----------------------------           ----------------------------------
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)


       1140 McDermott Drive, Suite 200, West Chester, Pennsylvania 19380
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                   (Address of principal executive offices)


                        CONSULTING SERVICES AGREEMENTS
                        ------------------------------
                           (Full title of the plan)


The Company Corporation, 400-2711 Centerville Road, Wilmington, Delaware 19808
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           (Name, address, including zip code, of agent for service)


 Telephone number, including area code, of agent for service: (302) 636-5440
                                                              --------------





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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9.  Undertakings

Pursuant to the undertaking set forth in paragraph (a)(iii)(3) of Item 9 of the registrant's registration statement on Form S-8 Commission File Number 333-99299 (the "Form S-8") filed on September 9, 2002, ComCam, Inc. (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under the Company's written Consulting Services Agreements as of the date specified below. The Company has issued no shares under the Consulting Services Agreements. The 200,000 shares registered under the Form S-8 are herewith removed from registration.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment One to the Form S-8 registration statement Commission File Number 333-99299, filed on September 9, 2002 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Pennsylvania on September 20, 2002.

                                      ComCam, Inc.


                                      By:  /s/ Don Gilbreath
                                         ____________________________________
                                         Don Gilbreath, as President and
                                                     Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment One to the Form S-8 registration statement Commission File Number 333-99299, filed on September 9, 2002 has been signed by the following persons in the respective capacities and on the dates indicated.

Signature                 Title                       Date
---------                 -----                       ----


 /s/ Don Gilbreath
____________________      President, Director         September 20, 2002
Don Gilbreath


 /s/ Ross Wilmot
____________________      Secretary, Director         September 20, 2002
Ross Wilmot


 /s/ Robert Betty
____________________      Director                    September 20, 2002
Robert Betty


 /s/ Nadir Walji
____________________      Director                    September 20, 2002
Nadir Walji





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